Registration No. 333-186198

 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JMGT Studios Satellite Television Network, LLC.
 (Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

(Primary Standard Industrial Classification Code Number)

27-3076842
(I.R.S. Employer Identification Number)

7485 SVL Box
Victorville, CA 92395
1-760-671-0014

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JayCee James
7485 SVL Box
Victorville, CA 92395
1-760-671-0014
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

February 1, 2013
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  –

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. –

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. –

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. –

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer –☐	Accelerated filer ☐
Non-accelerated filer X (Do not check if a smaller reporting company)	Smaller reporting company –☐

Form S-1

SEC 870 (02-08)                                           Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate

Offering Price(1)(2)                Amount of Registration Fee

Class B Units, $5.00 par value                                                                                                     $200,000.00                             $27.28

(1) Estimated solely for the purposes of computing the amount of the registration fee, in accordance with Rule 457(a) promulgated under the Securities Act of 1933.
(2) Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanation Paragraph
The company has amended the S-1 fileing to provide a better description of the company its business disclosure on dividend policy and how the company currently intends to utilize proceeds.

Form S-1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2013
Prospectus

Units

JMGT Studios Satellite Television Network, LLC.
Class B Units

This is the initial public offering of JMGT Studios Satellite Television Network LLC. No public market currently exists for our Class B Units.

We currently anticipate the initial public offering price of our Class B Units to be between $and $ per interest. The company expects to apply to quote/list our Class B Units on an approved OTC
Bulletin Board and other exchanges under an approved symbol.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4.
_________________________________________________________________________________

	Per Interest	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds, Before Expenses, to JMGT Studios Satellite Television Network LLC	$	$

_________________________________________________________________________________

We have granted the underwriters a 30-day option to purchase up to additional shares to cover any over-allotments.

Delivery of shares will be made on or about , 2013.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

JMGT Studios Satellite Television Network, LLC.
Manager

The date of this prospectus is, 2013

Form S-1

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Form S-1

LETTER FROM THE FOUNDER

INTRODUCTION

JMGT Studios Satellite Television Network is an attractive and uniquely positioned company focused on isolating new emerging opportunities in the 3D media space. The continued emergence of opportunities in the 3D media space; coupled with synergistic acquisitions to drive shareholder value I believe could position the company as one of the leading companies in the 3D media space. We are developing our platform and capitalizing on the 3D media space to innovatively gain market share to effectively compete with our competitors. I hope to bring JMGT Studios Satellite Television Network and its unitholders, old and new, solid economic returns. I am delighted you are considering an investment in JMGT Studios Satellite Television Network.

USERS
I think our ancillary services will allow us to compete with leading competitors and or as a compliment to our competitors to provide a great service to consumers. The company’s goal is to make our services as widely available as possible by offering a unique platform and ancillary market services in a cost effective manner for end users.

FOCUS
As a private company focused on the long term, I anticipate this tried and tested strategy will serve the company well. As a public company, the focus will be on the long term. I believe the end user is the key to our success and the company hopes to fully leverage opportunities in the best interest of our unitholders.

BECOMING A PUBLIC COMPANY
As a potential new public company, we will provide unitholders with all information required by law, and we will also do our best to explain our actions by keeping a fine tuned corporate governance strategy. We hope to transfer a significant portion of ownership of JMGT Studios Satellite Television Network to employees to build a cohesive team of highly skilled employees. We hope to build a large, and diverse, shareholder base to strengthen the company.

SUMMARY AND CONCLUSION
JMGT Studios Satellite Television Network hopes to make our platform and services the best experience possible as a public company. Our mission and business description are available in the rest of the prospectus and we encourage you to carefully read this information. We seek to manage our portfolio of projects to enhance/maximize shareholder value. We may have a dual-class structure to provide stability and independence. Finally, I hope to provide the ideal working environment at JMGT Studios Satellite Television Network by retaining and attracting talented management and employees.

i

Form S-1

I hope we can build a long and prosperous relationship with you. I will do my best to make JMGT Studios Satellite Television Network a long term success.

JayCee James

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

JMGT Studios Satellite Television Network
JMGT Studios Satellite Television Network, LLC., a California limited liability company (“JMGTSSTV NETWORK™” or the “Company”), is a privately held corporation engaged in the development of its proprietary products and services for use in the 3D media space. Founded in 2005, JMGTSSTV NETWORK™ (“The Company”) is an emerging diversified broadcasting services and diversified services company. The Company is a limited liability corporation currently engaged in the development of its proprietary services. The Company launched its initial ancillary product(s) the 1st quarter of 2011 under the brand name 001 U.S. 3D Playground. The Company has scheduled the launch of its additional ancillary products for 2013-2014. In 2010 the Company refocused operations and initiated its research and development phase for new proprietary products and services. As a result, the Company secured its initial inventory to support its initial ancillary products and began initial development for its proprietary non controlled game Mediadex™ that is structured as a special purpose vehicle, Mediadex ™ is a non controlled game and social gaming acquisition vehicle. The company is currently considering options to add a weighted 3D stock index according to the method used to determine its price. The game recognizes leading indicators for the 3D media industry including 3D Satellite launches, 3D Channels launched, and “Super Wi-Fi” Networks.

Industry Analyst predict the 3D consumer market will grow to $10 billion in revenue by year end 2011. The 2011 forecast includes revenue from 3D appliances ordered for 2011 and investment directly into ancillary products including but not limited to 3D gaming, and 3D events.

These forecasts include unit sales of 3DTVs and the incremental revenue to the CE (consumer electronics) manufacturers. The Company believes that its proprietary Mediadex™ game and potential 3D stock index will help to position it as an emerging leader in the 3D Media industry.  The Company believes that its combined efforts, products, and services, will help to propel it to the forefront as a leading provider for ancillary products on the worldwide web.

Corporate Information
We were incorporated in California in March 2005. The company is currently seeking to acquire its new principal executive offices and headquarters with several commercial real estate brokers to be located in Los Angeles/Santa Monica, California and our contact telephone number is  (760) 671-0014 /. We maintain a main web sites at www.jmgtventures.com. The Company’s commercial use address is 7485 SVL Box. Victorville, CA 92395. The information on our web site is not part of this prospectus.

Form S-1

The Offering
The number of units of Class B Units that will be outstanding after this offering is based on the number of units outstanding at January 19, 2012 and excludes:

Class B Units offered:

By JMGT Studios Satellite Television Network	Units

By the selling stockholders	Units

Total	Units

Class B Units to be outstanding after this offering	Units

Total Units to be outstanding after this offering	Units

Use of proceeds

We intend to use the net proceeds
from this offering for general
corporate purposes, including
working capital and capital
expenditures. We may also use a
portion of the net proceeds to
acquire businesses, technologies
or other assets. We will not
receive any of the proceeds from
the sale of shares by the selling
stockholders. See “Use of
Proceeds” for additional
 information.

Proposed symbol

We expect to apply to list our Class B Units on either the New York Stock Exchange under the symbol “ .” or the Nasdaq National Market under the symbol “ .”

Form S-1

Financial Summary

Balance Sheet Data

August 2, 2011

	As Adjusted
Cash	$			$0.00
Service Development		$0.00		$0.00
Prepaid Expenses		$0.00		$0.00
Equipment	$		$
Inventory		$0.00		$0.00

Total Assets		$0.00		$0.00
Stockholder Equity		$0.00		$0.00

Form S-1

RISK FACTORS
INVESTMENT IN THESE CLASS B UNITS IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  NO ASSURANCE CAN BE GIVEN THAT A PURCHASER OF CLASS B UNITS WILL REALIZE ANY RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE A PORTION OR ALL OF HIS INVESTMENT.  PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS DETAILED INFORMATION APPEARING ELSEWHERE IN THIS MEMORANDUM, BEFORE DECIDING TO PURCHASE ClASS B UNITS.

Early Stage of Development

The Company was incorporated in California in March 2005.  The Company has a limited operating history and to date has been engaged primarily in research and development of its proprietary products and services.  The Company is scheduled to launch its services in 2010 and begin generating revenues through its proprietary products and services.  The Company is thus subject to the risks and uncertainties associated with any new business.  The Company expects to incur substantial operating losses for at least twelve months.  The amount of net losses and the time required for the Company to reach profitability are uncertain.  The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with a new business, including, but not limited to, uncertainty regarding the acceptance of the Company's service, problems and expenses associated with new product implementation, and competition.  There can be no assurance that the Company will ever be able to generate service revenue or achieve profitability at all or on a substantial basis.  See "Plan of Operation" and "Business"

Early Stage of Market Development

The market for the Company's service is at a very early stage of development, is rapidly evolving, and may become subject to market entrants who may introduce or are developing competing products and services.  As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty.  The number of new 3D media launches is growing rapidly, but it is not known whether the market will develop to a point allowing sufficient and sustainable demand for the Company's products and services. It is also uncertain whether individuals will widely utilize the Internet to any significant degree as a means of purchasing the company‘s proprietary products and services.  Widespread use of our proprietary 3D media products and services on the Internet particularly by individuals and enterprises accustomed to traditional methods or purchasing products and services, will require a broad acceptance of new methods of conducting business and exchanging information.  Individuals with established patterns may be reluctant to alter those patterns.  Entertainment and media companies that already have invested substantial resources in other methods of conducting business may be reluctant to adopt new methods that may limit or compete with their existing business.  Companies with established methods of doing business may be reluctant to change for new methods of conducting the business of the company’s proprietary services online.  The Company's business will include products and services that are unfamiliar or have never existed, and the Company will operate in a market that is in the early stages of growth.  As a result, it is unknown whether any significant market will develop for the company’s products and services using the Internet.  The use of the Company's products and services is dependent in part upon the continued development of an infrastructure for 3D media.  There can be no assurance that public acceptance will continue to develop, that a market for the Company's products and proposed service will continue to emerge, or that the Company's products and services will become generally accepted.

Additional Financing Requirements and Access to Capital

The Company believes that its current capital resources and the proceeds from this offering will enable it to maintain its current and planned operations through the next 36 months.  However, no assurance can be given that all or a significant portion of this offering will be sold or that there will be no change in the Company’s operations that would consume available resources more rapidly than anticipated.  Furthermore, no assurance can be given that the Company will receive any proceeds from the anticipated public listing of its securities. To the extent that the Company’s capital resources are sufficient to meet current and planned operating requirements.

Form S-1

The Company may seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company.   If adequate funds are not available, the Company may not be able to continue to grow its operations and acquire new services that the Company would otherwise seek to develop and commercialize. Any such delay could have a material adverse effect on the Company and on the trading of its shares upon public listing. See Use of Proceeds.

Technology Change and Competition

The Internet in general and conducting the business of the company’s proprietary and ancillary services in particular are subject to rapid technology change.  In addition, potential direct and in-direct competitors of the Company in the United States and abroad may start to emerge.  There can be no assurance that these potential competitors will not succeed in developing more effective services than any which have been developed or are being developed by the Company or which would render the Company’s services obsolete and non-competitive.  Many of the Company’s potential competitors have substantially greater financial and technical resources, greater production and marketing capabilities, and more experience in the 3D media space than the Company.  In addition, many of the Company’s potential competitors have significantly greater experience than the Company in the development of new services.  Accordingly, some of the Company’s potential competitors may succeed in developing similar services more rapidly than the Company.  Since the Company will be commencing commercial sales, it may also be competing with respect to sales and marketing capabilities, areas in which it has little experience.  Moreover, there can be no assurance that the Company will have sufficient resources to undertake the continuing research and development necessary to remain competitive in this rapidly evolving industry.

Ability to Implement Growth Strategy

The Company may experience substantial growth in the number of its employees and the scope of its operations, resulting in increased responsibilities for management.  To manage growth effectively, the Company must continue to improve its corporate governance, operational, financial, and management information systems and to hire, train, motivate and manage a growing number of employees.  Competition is intense for qualified technical, marketing and management personnel.  In particular, the limited supply of highly specialized website designers and software program writers has produced intense competition among businesses, academic institutions, government entities and other organizations.  There can be no assurance that the Company will succeed in achieving or managing any future growth, and its failure to do so could delay product development or otherwise have a material adverse effect on the Company's operations and financial condition.

Service Defects and Development Delays

Services based on sophisticated websites and underlying website code often encounter development delays.  Furthermore, the underlying code may contain undetectable errors or failures when introduced or when the volume of services increases.  Despite testing by the Company and potential customers, there can be no assurance that the underlying website code will be free of defects.  Furthermore, there can be no assurance that the Company will not experience future development delays, resulting in downtime of its services, or in the market acceptance of its services, each of which could have a material adverse effect on the Company's business, financial condition or operating results.

Losses from Cancelled Transactions, Merchant Fraud or Erroneous Transmissions

The Company utilizes existing payment systems, including those of escrow companies, to allow for sales, payment of service fees, and back end transactions.  In its use of these established payment systems, the Company may bear some of the credit risks normally assumed by other users of these systems.

Form S-1

These credit risks arise from cancelled transactions caused by unauthorized use, disputes, theft or fraud. In addition, the agreement between the Company and its clients, and customers for allocation of these risks will be in electronic form.  Although this agreement is accepted upon user registration, it will not be manually signed and may not be enforceable.  Finally, the Company may be subject to merchant fraud, involving false sales transactions or false credits.  To minimize losses from cancelled transactions, fraud or errors, the Company intends to use various risk management systems, internal controls and system security.  However, there can be no assurance that the Company's risk management practices or reserves will be sufficient to protect the Company from cancelled transactions, merchant fraud or erroneous transmissions which could have a material adverse effect on the Company's business, operations or financial condition.

Service Failure; Security Risks

The company's operations are dependent on its ability to protect its website from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond the Company's control.  While the Company believes that the website hosting company that supports its website has existing and planned precautions of regular data backups and other procedures, it is not known if the support will be adequate to prevent any significant system outage or data loss, there can be no assurance that unanticipated problems will not cause such failure or loss.

Best Efforts Offering

The Class B Units are offered by the Company on a best efforts non-minimum basis.  There is no assurance that all or any specified number of the Class B offered will be sold and the desired capital raised.  The offering has no minimum amount, and the Company will escrow all proceeds.  The Company has not entered into any agreement with a broker-dealer to be a placement agent for the sale of the Class B.

Dependence on Management and Corporate Governance

The business of the Company may be dependent upon the continuing services of its current Management.  The success of the Company will be dependent its Corporate Governance policy and on its ability to hire and retain highly qualified personnel. The loss of the services of any key individuals may be detrimental to the development of the Company’s business and could adversely affect the conduct of the Company’s business.  The Company is currently researching companies for key-man life insurance but has not obtained insurance to cover the risk that key management personnel might become disabled or otherwise unable to render services to the Company. The company has implemented its Corporate Governance policy although it remains a controlled company for the purposes of Section 303A and will comply with all remaining provisions of Section 303A during any listing process.

Form S-1

Corporate Governance Policy (Working Draft)
 Section 303A

Corporate Governance Rules

What follows are the corporate governance rules the Company is implementing.

As a Controlled Company or company that maintains more than 50% of the voting power the company has an exemption of the requirements of Sections 303A.01, .04 or .05. To be disclosed in its annual proxy statement or annual report on Form 10-K filed with the SEC when applicable.

CONTENTS:
Corporate Governance Policies

1.1 Governance Guideline
1.2 Business Conduct Policies
1.3 Code Of Ethics for the CEO, CFO and Other Financial Professionals
1.3 Disclosed Governance Policies and Ethics Code
1.4 Accountability to Shareowners
1.5 Shareowner Participation
1.6 Business Practices and Corporate Citizenship
1.7 Governance Practices at Public and Private Companies
1.8 Reincorporation
1.1 Nature and Purpose of our Company’s Corporate Governance Policies: Company policies are designed to provide information to current shareowners.
1.2 Federal and State Law Compliance: The Company expects to comply with all applicable federal and state laws and regulations and stock exchange listing standards.

Note: Disclosed Governance Policies and Ethics Code. The Company’s written and disclosed governance procedures, policies, and ethics applies to all employees and directors, and maintains provisions for strict enforcement. The Company will post its corporate governance policies on its Web site (www.jmgtventures.com); to keep shareowners’ interests at the forefront of our minds.

1.1 Governance Guideline: As a private company in the process of going public we strive to practice good governance.

JMGT Studios Satellite Television Network is a values-based company. Our Values guide our behavior at every level and apply across the company on a global basis. We expect all directors, officers and other JMGT Studios Satellite Television Networkians to conduct business in compliance with our Business Conduct Policies, and we survey compliance with these policies on an annual basis. JMGT Studios Satellite Television Network endorses a Business Roundtable Principles of Corporate Governance; which will be a comprehensive statement of responsible corporate governance principles. These principles will provide the foundation on which our Corporate Governance Guidelines and our board committee charters are based.

Director responsibilities
The core responsibility of the directors is to exercise their business judgment and act in what they reasonably believe to be the best interests of the company. Serving on a board requires significant time and attention on the part of directors. Directors should participate in board meetings, review relevant materials, serve on board committees and prepare for meetings and discussions with management. Directors are encouraged to attend the annual meeting of shareholders.

Form S-1

Table of Content

Directors are expected to maintain an attitude of constructive involvement and oversight; they are expected to ask incisive, probing questions and require accurate, honest answers; they are expected to act with integrity; and they are expected to demonstrate a commitment to the company, its values and its business plan and to long-term shareholder value.

In performing their oversight responsibilities, directors rely on the competence and integrity of management in carrying out their responsibilities. It is the responsibility of management to operate the Company in an effective and ethical manner in order to produce value for shareholders.

Director qualification standards
A majority of directors must be "independent" under the listing standards of the New York Stock Exchange and JMGT Studios Satellite Television Network's Director Independence Standards, as determined by the Board of Directors. Board independence depends not only on directors' individual relationships, but also on the board's overall attitude. Providing objective, independent judgment is at the core of the board's oversight function, and the board's composition should reflect this principle.

Prospective candidates to the Board of Directors will be identified and evaluated pursuant to appropriate criteria, objectives and procedures established from time to time by the Board or by its Governance and Nominating Committee. As a general policy, no director should stand for election or re-election to the board if the director has reached age 75 before the date of election. This policy may be waived by a majority of the Board of Directors. If a director will reach age 75 during a three-year term, the Governance and Nominating Committee should take this fact into account in determining whether to recommend the nomination of the director.

Directors who have a substantial change in their principal responsibilities should tender their resignation from the board so that the Governance and Nominating Committee can consider whether to accept the resignation. It is the sense of the board that directors should not necessarily leave the Board upon a change in responsibilities, however the Governance and Nominating Committee should be in a position to consider the change in evaluating the appropriate mix of skills and experience necessary for the board to perform its oversight function effectively. Directors bring to the company a range of experience, knowledge and judgment. Directors should not represent the interests of particular constituencies.

Director access to management and, as necessary and appropriate, independent advisors
The board must have accurate, complete information to do its job; the quality of information received by the board directly affects its ability to perform its oversight function effectively. Directors should be provided with, and review, information from a variety of sources, including management, board committees, outside experts, auditor presentations and other reports. The board should be provided with information before board and committee meetings with sufficient time to review and reflect on key issues and to request supplemental information as necessary.

Effective corporate directors are diligent monitors, but not managers, of business operations. Directors should have access to management, as needed, to fulfill their oversight responsibilities. Any meetings outside of regularly scheduled meetings that a director wishes to initiate with management should be coordinated through the Chairman and CEO or the Corporate Secretary.

Director compensation
Directors are expected to invest more than 25% of their annual cash compensation in JMGT Studios Satellite Television Network shares/interest until they satisfy the Director Share Guidelines adopted from time to time by the Board, and they are required to maintain that investment in JMGT Studios Satellite Television Network shares/interests in a manner that promotes confidence to the investing public until they retire from the board. It is the sense of the board that this policy reinforces a focus on long-term shareholder value.

Form S-1

Table of Content

Compensation paid to directors at similarly situated companies will be considered when establishing the amount paid to directors.

Compensation for service as a director (and related benefits provided to directors) is the only form of remuneration directors should receive from the company.

Director orientation and continuing education
Materials and briefings are provided to new directors, on an individualized basis, to permit them to become familiar with the company's business, industry and corporate governance practices.

The company also provides additional formal and informal opportunities to directors (including site visits to business operations) on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues that arise.

Management succession
The paramount duty of the Board of Directors is to select a Chief Executive Officer and to oversee the CEO and other senior management in the competent and ethical operation of the company. The board should identify, and periodically update, the qualities and characteristics necessary for an effective CEO of this company. With these principles in mind, the board should periodically monitor and review the development and progression of potential internal candidates against these standards. Advance planning for contingencies such as the departure, death or disability of the CEO or other top executives is necessary so that, in the event of an untimely vacancy, the company has in place an emergency succession plan to facilitate the transition to both interim and longer-term leadership.

Communications with third parties
The board believes that management speaks for the company. It is expected that board members would not speak for the company, absent unusual circumstances (or as required by regulations, listing standards or the board).

Annual performance evaluation of the board
Meaningful board evaluation requires an assessment of the effectiveness of the full board, the operations of its committees and the contributions of individual directors. The performance of the full board should be evaluated annually, as should the performance of its committees. The board should have a process for evaluating whether the individuals sitting on the board bring the skills and expertise appropriate for the company and how they work as a group. Board positions should not be regarded as permanent. Directors should serve only so long as they add value to the board, and a director's ability to continue to contribute to the board should be considered each time the director is considered for re-nomination.

Majority Vote Policy
In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender his or her resignation within 30 days of the final vote tally. The Board of Directors will decide whether to accept the resignation at its next regularly scheduled board meeting, through a process managed by the Governance and Nominating Committee, excluding the director in question. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director's resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the Securities and Exchange Commission. In reaching its decision, the board may consider any factors it deems relevant, including the director's qualifications, the director's past and expected future contributions to the company, the overall composition of the board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws.

Form S-1

Table of Content

Role of the Lead Director
The Lead Director will (i) preside at all meetings of the board at which the Chairman is not present including executive sessions of the independent directors; (ii) respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate; (iii) review meeting agendas and schedules for the Board; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) call special meetings of the independent directors in accordance with JMGT Studios Satellite Television Network's by-laws, as the Lead Director may deem to be appropriate. The General Counsel and the Corporate Secretary's Office will provide support to the Lead Director in fulfilling the Lead Director role.

Recovery of Incentive Compensation
If the board learns of any misconduct by an executive officer that contributed to the company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive's obligations to JMGT Studios Satellite Television Network Inc. as the board determines fit the facts surrounding the particular case. The board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The board's power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities. For the purposes of this Guideline, "executive officer" means any officer who has been designated an executive officer by the board.

1.2 Business Conduct Policies

Background
The following policies apply equally to the Board of Directors, officers and employees at all levels of JMGT Studios Satellite Television Network, LLC. ("JMGT Studios Satellite Television Network") and each subsidiary, partnership, joint venture or other business association that is effectively controlled by JMGT Studios Satellite Television Network, LLC., directly or indirectly.  All officers and managers of the company are responsible for communicating and implementing these policies within their specific areas of supervisory responsibility.

Policy

1. The company and its directors, officers and employees shall comply with all laws and regulations that are applicable to the company's activities.

2. All directors, officers and employees shall comply with the company's policy on Insider Trading.

3. No receipt or payment of funds, property, service or thing of value shall be made by the company with the intent or understanding that any part thereof is to be used for any unlawful purpose or for any purpose other than as described in the documentation which evidences or supports the transaction.

Form S-1

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4. Compliance with accepted accounting rules and controls is required at all times. All reports and documents filed with the Securities and Exchange Commission or any other governmental agency, as well as all other public disclosures, shall contain full, fair, accurate and timely disclosures.

5. No false, artificial or misleading entries in the books and records of the company shall be made for any reason whatsoever. No fund or asset that is not fully and properly recorded and no accounting entries or books of account that do not truly reflect the transactions to which they relate shall be created or permitted to exist.

6. Gifts, favors and entertainment may be given at company expense or accepted by directors, officers or employees from a competitor or an individual or firm doing or seeking to do business with the company only if they meet all of the following criteria:

1. They are consistent with customary business practices and do not violate applicable law or ethical standards;
2. They are not excessive in value;
3. They cannot be construed as a bribe, payoff or improper inducement; and
4. Public disclosure of the facts would not embarrass the company or the director, officer or employee.

Payments or gifts of cash (or of cash equivalents such as stocks or commodities) to or from a competitor or an individual or firm doing or seeking to do business with the company are never permitted and may not be solicited, offered, made or accepted by directors, officers or employees.

7. The use of company funds, property, services or things of value for or in aid of political parties or candidates for public office is prohibited. Any exception requires the prior written approval of the
General Counsel and the Chief Executive Officer of JMGT Studios Satellite Television Network,
LLC.

8. No corporate asset may be used for or in aid of any committee whose principal purpose is to influence the outcome of a referendum or other vote of the electorate on a public issue, unless the legality is confirmed by the General Counsel of JMGT Studios Satellite Television Network
and the written approval of the Chief Executive Officer of JMGT Studios Satellite Television
Network is first obtained.

9. Employees are encouraged to participate in political activities as they see fit, on their own time and at their own expense. No reward, compensation or reimbursement for such activity or the expense thereof shall be made by the company directly or indirectly.

10. All Directors, officers and employees have a duty to be free from the influence of any conflicting interest when they represent the company in negotiations or make recommendations with respect to dealings with third parties, or otherwise carry out their duties with respect to the company. They are expected to deal with suppliers, customers, contractors, and all others doing business with the company on the sole basis of what is in the best interest of the Company, without favor or preference to third parties based on personal considerations. In particular:

1. Directors, officers and employees who deal with parties doing or seeking to do business with the company -- or who make recommendations with respect to such dealings or pass judgment upon them -- shall not own any interest in or have any personal agree-
ment or understanding with such third parties that might tend to influence the decision of the director, officer or employee with respect to the business of the company, unless expressly authorized in writing after the interest, agreement or understanding has been disclosed.

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2. No director, officer or employee shall seek or accept, directly or indirectly, any personal loan or services from any individual or business concern doing or seeking to do business with the company except from financial institutions or service providers offering like loans or services to third parties under similar terms in the ordinary course of their respective businesses.
3. No director, officer or employee shall do business with a close relative on behalf of the company unless expressly authorized in writing after the relationship has been disclosed.
4. The requirement of freedom from conflicting interests that applies to all directors, officers and employees of the company extends also to situations involving their close relatives.
This will normally include spouse, parents, children, and brothers and sisters, mothers and fathers-in-law, sons and daughters-in-law, and anyone (other than employees of such person) who share such person's home.
5. The Chief Executive Officer of JMGT Studios Satellite Television Network, or in the case of directors or executive officers, the Board of Directors has the ultimate authority and responsibility to determine what remedial steps should be taken in situations involving an actual or potential conflict of interest.

11. All director, officers and employees are responsible for protecting the company's assets, including its proprietary information and the proprietary information of any third party with respect to which the company has incurred confidentiality and limited use obligations. No director, officer or employee will take for itself personally any opportunity that is discovered through the use of company property, information or position, or use company property or information for personal gain.

12. Any director, officer or employee who discovers an event of a questionable, fraudulent or illegal nature which is, or may be, in violation of the foregoing policies is to immediately report such event to the General Counsel of JMGT Studios Satellite Television Network. Retribution against any officer or employee for such reporting is prohibited and will not be tolerated.

13. Violation of the foregoing policies by any officer or employee will result in appropriate, case specific discipline that may include demotion or discharge. The company shall not delegate substantial discretionary authority to any individual who, in the good faith judgment of the company, has shown a propensity to engage in illegal activities.

1.3 Code Of Ethics for the CEO, CFO and Other Financial Professionals

This Code of Ethics applies to JMGT Studios Satellite Television Network's Chief Executive Officer (CEO), Chief Financial Officer (CFO), Company Controller, Assistant Controller, Group and Business Unit Controllers, Vice President - Audit, Treasurer, Assistant Treasurers, Vice President - Tax, Director of Investor Relations, and such other individuals as determined from time to time by the Chief Legal and Compliance Officer (for purposes of this Code of Ethics, together called "Financial Professionals"). JMGT Studios Satellite Television Network expects all employees, in carrying out their job responsibilities, to act in accordance with the highest standards of personal and professional integrity, to comply with all applicable laws, and to abide by JMGT Studios Satellite Television Network’s Business Conduct Policies and other corporate policies and procedures adopted from time to time by the company. This Code of Ethics supplements the foregoing with respect to all Financial Professionals.

JMGT Studios Satellite Television Network’s Financial Professionals will:

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Engage in and promote honest and ethical conduct, acting with integrity and exercising at all times their best independent judgment;

Avoid actual or apparent conflicts of interest between personal and professional relationships and disclose to the Chief Legal and Compliance Officer any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

Produce full, fair, accurate, timely and understandable disclosure in reports and documents that JMGT Studios Satellite Television Network files with, or submits to, the Securities and Exchange Commission (SEC) and in other public communications made by JMGT Studios Satellite Television Network, LLC.;

Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which JMGT Studios Satellite Television Network is a member; and Promptly report any possible violation of this Code of Ethics to the Chief Legal and Compliance Officer.

All Financial Professionals are prohibited from directly or indirectly taking any action to coerce, manipulate, mislead or fraudulently influence JMGT Studios Satellite Television Network’s independent public accountant engaged in the performance of an audit or review of the financial statements of the company for the purpose of rendering the financial statements of JMGT Studios Satellite Television Network misleading. The Audit Committee of the Board of Directors shall approve any waiver or amendment of this Code of Ethics, and any such waiver or amendment shall be disclosed promptly as required by law or SEC regulations.

All Financial Professionals will be held accountable for their adherence to this Code of Ethics. Failure to observe the terms of this Code of Ethics may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics may also constitute violations of law, and may result in civil and criminal penalties for the individual, his or her supervisor and/or JMGT Studios Satellite Television Network, LLC.

If a Financial Professional has any questions regarding the best course of action in a particular situation, he or she should promptly contact the Chief legal and Compliance Officer. An individual may choose to remain anonymous in reporting any possible violation of this Code of Ethics.

1.4 Directors

Overview

Directors and Committees

Audit	Compensation	Governance and	International	Public Issues
	and Benefits	Nominating

Name

Independence Standards for Directors

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JMGT Studios Satellite Television Network believes that a strong independent Board is critical. A majority of directors must be "independent" under the listing standards of the New York Stock Exchange and the Board's own Director Independence Standards, as determined by the Board of Directors. Audit Committee Members must meet additional independence criteria established under SEC rules. Board independence depends not only on directors' individual relationships, but also on the Board's overall attitude. Providing objective, independent judgment is at the core of the Board's oversight function, and the Board's composition should reflect this principle.

Director Independence Standards

Biographies
A Broad Range of Experience

JMGT Studios Satellite Television Network Directors come from disciplines ranging from public service and academics to industry, technology and research.

Name
Biographies

Lead Director

Name

The Lead Director presides over regularly scheduled meetings of the independent directors, which occur at each regular meeting of the board, and performs other duties described in the Corporate Governance Guidelines.

Contact Directors
The Board of Directors will welcome shareholder input and suggestions. Those wishing to contact the Lead Director or the non-management directors as a group may do so by sending a written communication to the Lead Director. To communicate issues or complaints regarding questionable accounting, internal accounting control or auditing matters, send a written communication to the Audit Committee.

Alternatively, you may place an anonymous, confidential, toll free call in the United States to our Compliance Line at:
1 213-290-0650.

For a listing of Compliance Line numbers outside the United States.

Communications received are distributed to the board or to any individual director as appropriate, depending upon the facts and circumstances outlined in the communication. The Board of Directors will ask  the Corporate Secretary's Office to submit to the board all communications received, excluding only those items that are not related to board duties and responsibilities such as:
•	Junk mail and mass mailings;
•	Product complaints and product inquiries;
•	New product technology suggestions;
•	Job inquiries and resumes;
•	Advertisements or solicitations; and
•	Surveys

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1.5 Audit Committee

Reviews auditing, financial reporting and internal control functions and retains, oversees and evaluates the independent auditors. The Committee also reviews the company’s internal and external audit reports, compliance reports and risk management issues. A majority of the Audit Committee members qualify as an “audit committee financial expert” under applicable Securities and Exchange Commission rules, and all of the members of the Audit Committee have been determined to be financially literate. The members of the Audit Committee are independent, in accordance with Securities and Exchange Commission regulations, the New York Stock Exchange listing standards, and the board’s Director Independence Standards. The independent auditors, the Chief Financial Officer, the Vice President-Audit and the Chief Legal and Compliance Officer each have access to the Committee without any other members of management being present at each regular meeting.

Name
Name
Name (Chair)

Compensation and Benefits Committee

Determines compensation for JMGT Studios Satellite Television Network officers, oversees the administration of the company’s compensation and benefit plans (particularly incentive compensation and equity-based plans) and approves the Compensation Discussion & Analysis for inclusion in the proxy statement. The Committee retains independent compensation consultants to assist it. All members of the Compensation and Benefits Committee have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission regulations, the New York Stock Exchange listing standards and the board’s Director Independence Standards.

Name
Name (Chair)
Name

Governance and Nominating Committee

Responsible for identifying individuals qualified to become board members and recommending them to the full board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other board members or shareholders. In addition, the committee makes recommendations to the board for committee assignments, develops and annually reviews corporate governance guidelines for the company, approves related person transactions and otherwise oversees corporate governance matters, in addition to coordinating an annual performance evaluation for the board, board committees and individual director nominees. The committee also periodically reviews and makes recommendations to the board regarding director compensation. All members of the Governance and Nominating have been determined by the Board of Directors to be independent in accordance with Securities and Exchange Commission regulations, the New York Stock Exchange listing standards and the board’s Director Independence Standards. The members of the Governance and Nominating Committee, together with name and Name also may exercise the authority of the board in the management of the business and affairs of the company when action may need to be taken between regular meetings of the Board. When the committee meets in that capacity, name acts as the Chairman.

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Name (Chair)
Name
Name

International Committee

Provides a forum for additional discussion and input on international markets, business conditions and political developments. The committee meets on an as-needed basis depending on business requirements.

Name
Name (Chair)
Name

Public Issues Committee

Provides advice and guidance on public issues, oversees corporate giving, makes recommendations to the Board regarding significant shareholder issues and reviews Company reporting initiatives regarding social and environmental matters.

Name
Name (Chair)
Name

1.6 Insider Activity: Trading Statements

All Section 16 filings on Forms 3, 4, or 5, as applicable, filed electronically with the U.S. Securities and Exchange Commission will be listed for reporting transactions in JMGT Studios Satellite Television Network securities/interest by JMGT Studios Satellite Television Network directors and officers.

1.7 CEO/CFO Certifications

The Chief Executive Officer and the Chief Financial Officer certify in each annual and quarterly financial statement that they have disclosed to the independent auditors and the Audit Committee all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect JMGT Studios Satellite Television Network’s ability to record, process, summarize and report financial information; and any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal control over financial reporting.

In addition, the CEO and CFO certify and affirm JMGT Studios Satellite Television Network’s Form 10-K and Form 10-Q filings with the SEC when such filings are made.

1.8 JMGT Studios Satellite Television Network’s  Savings Plan

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The JMGT Studios Satellite Television Network Savings Plan is a 401(k) plan that provides employees with a convenient, tax-effective way to save and invest for a more financially secure future. Generally, new employees are eligible to participate in the plan on their second year of active work, and can enroll at any time. Employees decide how much to contribute and how to invest their account. Most employees can contribute from 1% to 16% of pre-tax eligible pay; they also may be able to save from 1% to 16% of eligible pay on an after-tax basis. In total, the maximum contribution (both pre- and after-tax) is 16% of eligible pay. Restrictions may apply for certain highly paid employees.

Depending on location, JMGT Studios Satellite Television Network may match a portion of every pre-tax dollar an employee saves in the plan, up to 6% of eligible pay. These company contributions are invested in the JMGT Studios Satellite Television Network Stock Fund. Once an employee is 100% vested, he/she can access all company matching contributions and request withdrawals, transfers, and loans of these amounts. Even In light of economic conditions JMGT Studios Satellite Television Network intends to match employee contributions.

Employees are always 100% vested in their own contributions and the earnings from those contributions. Employees become 100% vested in the company matching contributions (if applicable at that location) after three years of service, or if they retire, become totally and permanently disabled, are permanently laid off, or die.

Investment Options
To encourage diversification, the Plan offers several investment options with varying levels of risk and potential return. The options are:

•	Name Stock Fund
•	Name Balanced Fund
•	Name Fixed Income Fund
•	Name Aggressive Fund
•	JMGT Studios Satellite Television Network New Opportunities/High Yield/Venture Fund (Proposed Development)

Plan Provisions
Employees will have virtually 24/7 access to their account via the Internet or telephone to manage and track their investments in the Plan. The Plan allows employees to:
•	Change their contribution amount or investment elections at any time.
•	Transfer eligible amounts among the plan's investment funds once a day for all options except the New Opportunities/High Yield/Venture Fund.
•
Withdraw their pre-tax contributions and earnings if they are at least age 59½ or if they qualify for a hardship withdrawal. They may withdraw after-tax contributions and earnings and vested company contributions at any time. (Because withdrawals are subject to certain taxes and Internal Revenue Service rules, employees are encouraged to consult a professional tax advisor before requesting a transaction.)

1.9 Political Contributions
JMGT Studios Satellite Television Network encourages all employees to vote and be active participants in the political process and has established the following rules in this area:

1. Unless the chief executive officer and general counsel of JMGT Studios Satellite Television Network provide their prior written approval, JMGT Studios Satellite Television Network funds, property, services, and things of value may not be donated to or used to aid or oppose any political party, candidate, or campaign. While such contributions have rarely been approved and made over the years, JMGT Studios Satellite Television Network has retained the flexibility to do so when it would be consistent with business needs and compliant with applicable law.

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2. JMGT Studios Satellite Television Network property and assets may not be used in any fashion to assist or oppose any referendum or other vote of the electorate on a public issue unless JMGT Studios Satellite Television Network’s chief executive officer provides her or his prior written approval and the general counsel confirms the legality of the use of such property and/or assets.

3. Employees may not support a political party, candidate, or election campaign during work time, and employees may not be reimbursed for personal political activity.

No exception to these rules or prohibitions on political contributions has been approved in the last fiscal year.

In addition, in the annual Business Conduct Survey, officers, directors and designated employees certify compliance with the following statements regarding political contributions:

•
The use of Company funds, property, services or things of value for or in aid of political parties or candidates for public office is prohibited. Any exception requires the prior written approval of the General Counsel and the Chief Executive Officer of JMGT Studios Satellite Television Network.

•
No corporate asset may be used for or in aid of any committee whose principal purpose is to influence the outcome of a referendum or other vote or the electorate on a public issue, unless the legality is confirmed by the General Counsel of JMGT Studios Satellite Television Network and the written approval of the Chief Executive Officer of JMGT Studios Satellite Television Network is first obtained.

•
Employees are encouraged to participate in political activities as they see fit, on their own time and at their own expense. No reward, compensation or reimbursement for such activity or the expense thereof shall be made by the Company directly or indirectly.

Please see JMGT Studios Satellite Television Network’s Business Conduct Policy for more information.

United States election laws do not allow the use of any corporate funds or resources for federal elections. Similar laws exist in many U.S. states. Although U.S. and many state election laws allow companies to sponsor and support political action committees for their employees, JMGT Studios Satellite Television Network does not sponsor such committees.

While other countries and some U.S. states may permit companies to donate funds directly to political parties and candidates, this is something JMGT Studios Satellite Television Network will rarely, if ever, do. The chief executive officer and general counsel must review in advance and approve in writing any such donation.

JMGT Studios Satellite Television Network has a responsibility to customers, shareholders, employees, and the communities where it operates to build an understanding and acceptance of the company’s position on public issues at all levels of government. It is acceptable for the company to express its view to government officials on subjects that might affect JMGT Studios Satellite Television Network’s welfare.

Communicating the company’s position on issues or matters of policy to government officials can subject the employee and the company to registration and reporting obligations at the federal or state level. In those cases, JMGT Studios Satellite Television Network complies with applicable laws.

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While issues vary from country to country and region to region, some of the general issue areas in which JMGT Studios Satellite Television Network becomes involved include:

•	Satellite;
•	Wi-Fi Networks;
•	Telecommunications association

In addition to expressing the company’s position on various issues, JMGT Studios Satellite Television Network may belong to organizations in many countries that also interact with governments on public matters. Some of the business associations that we support for other reasons may disagree with us on important issues.

The company may allocate minor expenditures to be used for lobbying or political expenditures if needed as set forth below:

Lobbying and Political Spending

None proposed at this time.

Auditors
Our goal is the same through both our internal and external audit processes: to maintain world-class transparency and accountability in JMGT Studios Satellite Television Network operations.

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Dilution

Purchases of the Class B Units offered hereby may incur immediate substantial dilution from the placement price.

See Dilution.

Patents and Proprietary Technology

The Company may seek to protect its service by means of patents and trade secrets.  The Company may apply for United States and foreign patents but has not yet done so.  However, no assurance can be given that, once submitted, the Company’s patent applications will issue or that any issued patents will provide the Company with adequate protection for the covered service and refinement of the Company’s service is dependent upon the skills, knowledge and experience of its scientific and technical personnel.  Such skills, knowledge and experience are not patentable.  To help protect its rights, the Company will assert Intellectual property rights and require all employees, collaborators and significant consultants and advisors to enter into confidentiality agreements with the Company.

There can be no assurance, however, that these agreements will provide adequate protection for the Company’s trade secrets, knowledge or proprietary information in the event of any unauthorized use or disclosure.  Further, in the absence of patent protection, the Company may be exposed to competitors who independently develop substantially equivalent services or gain access to the Company’s trade secrets, knowledge or other proprietary information.

There can be no assurance that the Company will be able to obtain a license to any technology it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost.  The cost of obtaining and enforcing patent protection and of protecting proprietary services may involve a substantial commitment of the Company’s resources.  Any such commitment may divert resources from other areas of the Company.

Government Regulation

The Company’s current and future services may be subject to regulation by governmental authorities in the United States and other countries.

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Conflicts of Interest

The Company may be subject to various conflicts of interest between the Company and its affiliates.  Since a majority of the executives, officers, and directors will control the daily operations of the Company and its affiliates, there may be occasions when the interests of the Company’s affiliates are inconsistent with the interests of the Company.  Such conflicts will be resolved in the best interest of the Company.

Service Liability; Limited Insurance Coverage

There can be no assurance that service liability claims will not be asserted against the Company, its collaborators or its licensees.  There can be no assurance that the Company will be able to obtain or maintain service liability insurance on acceptable terms or that such insurance will provide adequate coverage against any potential claims.

Control by Existing Shareholders and Management

Following completion of this offering, the Class B Units currently owned beneficially by the executive officers and directors of the Company will represent approximately 90.0% of the outstanding Class B Units.  Accordingly, such persons will continue to control the Board of Directors of the Company and to direct the affairs of the Company. See Management, Principal Stockholders and Corporate Governance.

Determination of Offering Price

The price for the Class B Units may be considered arbitrary and may not necessarily bear any relationship to assets, book value, earnings history or other investment criteria. The offering price of the Class B Units is not necessarily an indication of the actual value of the Company's securities.

Dividends

No assurances can be given that the proposed operations of the Company will be profitable.  The Company has not paid dividends.

DILUTION

As of December 2, 2011, the unaudited net tangible book value of the Company was $0 or approximately $ per interest.  Net tangible book value per share is equal to net tangible assets (tangible assets of the Company less total liabilities) divided by the 0 Class B Units of Class B Units outstanding.  After giving effect to the sale of 0, Class B Units of Class B Units by the Company in this offering and the receipt of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of March 2, 2011, would have been $0 or $ per interest of Class B Units.  This represents an immediate increase in net tangible book value of $ per interest to existing shareholders and an immediate dilution of $ per share to new investors.

The following table illustrates the pro forma dilution of a new investor’s equity in a share of Class B Units as of December 2, 2011.

Offering Price                                                                                                $5.00
Net Tangible Book Value before Offering                                                $
Increase Attributable to New Investors                                                   $
Pro forma Net Tangible Book Value after Offering                                 $

Dilution of Net Tangible Book Value to New Investors                        $

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DIVIDEND POLICY

No assurances can be given that the proposed operations of the Company will be profitable.  The Company has not paid dividends.

USE OF PROCEEDS

The net proceeds to be received by the Company from any sale of Class B Units, and or Warrants offered hereby, after deducting estimated expenses and commissions, are estimated to be $0.00, assuming the sale of all the Class B Units offered hereby. The Company currently intends to use the net proceeds in the following approximate amounts:

Development of Services	$40,000.00
Purchase of Equipment	$10,000.00
Sales, Marketing, and Manufacturing	$10,000.00
Working Capital and Expenses of Private Offering	$140,00.00

The amounts actually expended for each purpose may vary significantly depending upon a number of factors, including the status and progress of the Company’s research and development programs, timing of regulatory approvals, technological advances, and determinations as to the commercial potential of the Company’s products and services. The Company reserves the right to reallocate the proceeds of this Offering in response to these and related contingencies.  The Company believes that its current capital resources and the net proceeds of this offering will enable it to maintain its current and planned operations through the next 12 months. Until applied to any of the foregoing uses, the net proceeds will be deposited in interest-bearing accounts.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 2, 2011, and as adjusted to reflect the sale of the Class B Units of Class B Units and or warrants offered hereby.

	Actual	As Adjusted (1)
Total Liabilities	$0.00	$0.00

Stockholder Equity:
Preferred Stock/Equity/Interest
Preferred Interest authorized	$0.00	$0.00
Preferred Class B Units issued and outstanding

Class B Units
1,000,000,000 Class B Units authorized
388,000,000 Class B Units issued and outstanding
388,040,000 Outstanding as adjusted	$0.00	$0.00

Class B Warrants
200,000,000 Warrants authorized
0 Warrants issued and outstanding	$0.00	$0.00

Total Stockholder’s Equity	$0.00	$0.00
Total Capitalization	$0.00	$0.00

(1) Assumes all Class B Units offered hereby are sold with no commissions from this Offering.

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PLAN OF OPERATION

The Company believes that the proceeds of this offering, assuming maximum subscription, will be sufficient to satisfy its cash requirements for the next 36 months.  While the Company contemplates a follow on public offering in 2012-2013, any funds obtained therefrom will carry the Company's operations beyond the next 36 month period.

Liquidity and Capital Resources

Since its establishment, the Company's liquidity has been materially and adversely affected by its lack of any revenues and by mounting operating expenses.  Management believes that the maximum proceeds of this offering will generate sufficient working capital to conduct the business of the Company over the next 36 months.

BUSINESS

General

JMGT Studios Satellite Television Network, LLC., a California limited liability company (“JMGTSSTV NETWORK” or the “Company”), is a privately held corporation engaged in the development of its proprietary products and services for use in the 3D media space. The Company’s current sources of deriving its’ revenue is from ancillary products, for the 3D media industry and planned certain businesses, including real estate related activities to generate a minimum of 90% of its income from "qualifying" sources.

Background on the 3D Media Industry & The Company’s Services and Ancillary Markets
The Internet continues to provide organizations and individuals with a new economic environment in which to conduct business. The availability of instant, low-cost access to millions of users worldwide has created a new paradigm of commercial activity. The launch of new 3D media channels, products, and concerns coupled with technological resources of global communication and low barriers to entry have created substantial new commercial possibilities. Popular web commercial sites regularly experience high volumes of visitors and in some cases up to 1,000,000 visitors per day. Such volume would be impossible in the world of physical commerce but continues to be possible on the Internet.

The company’s proprietary services is in a wide open market, and potential competitors may challenge for a share of the market in the next three years. The 3D media industry is undergoing revolutionary changes, with the rise of new media technologies. The 3D media Industry trend continues to predominantly be generating double the revenue of traditional media. Industry Analyst predict the 3D consumer market will grow to $10 billion in revenue by year end 2011. The 2011 forecast includes revenue from 3D appliances ordered for 2011 and investment directly into ancillary products including but not limited to 3D gaming, and 3D events. The 3D media industry stands to seemingly dominated by a group of major companies. These forecasts include unit sales of 3DTVs and the incremental revenue to the CE (consumer electronics) manufacturers. The Company believes that its proprietary 3D Mediadex™ game and planned stock index will help to position it as an emerging leader in the 3D Media industry. The Company believes that its combined efforts, products, and services, will help to propel it to the forefront as a leading provider on the worldwide web.

The companies are Sony, 3D Eye Solutions, and 3D Icon, Paramount, and IWerks, NBC, and ABC. These companies may be perhaps, the largest stakeholders in the war for the future of the 3D media industry and potentially pose the biggest obstacle to the new EPGs anticipated dominance.The 3D media business continues to face revolutionary changes because of the Internet. Business models are now forced to consider how it can be reengineered to do business utilizing upcoming “Super WiFi networks“. The primary advantage that large companies bring to bear is their previous market share, existing content libraries and marketing experience.

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A large portion of existing services are not tailored for the growth of the 3D media industry. The remaining portion of their resources is spread across the functions involving the development and promotion of artists. The large media companies have strong relationships with the traditional, engrained musical outlets, like radio and television. There are also weaknesses inherent in the business model that has been evolved among the major media companies. The hardest of those weaknesses to overcome will likely be the companies' bureaucratic reputation, and resistance to new technologies. The range of opportunities that the traditional media company faces is enormous. As stated above, the majority of the resources of most media companies are employed in the support of traditional media. 3D media renders this portion of their business model unable to effectively compete with new developments. Another opportunity faced by the traditional media company is time. Although the pace of change is rapid with the rise of new 3D channels, only a small % of American households have the hardware/TV capability. Until widespread distribution and easy-to-use (plug-andplay), appliances, become more widely available, traditional media will continue to dominate the business. Finally, the high costs of currently available 3D media appliances will slow 3D media distribution's growth. Current appliances require firmware updates to convert the majority of media that is now offered via regular channels. However, the growth in sales of fully-equipped appliances will speed this pace.

Barriers to 3D Media
Despite increasing interest in 3D media, there are still three issues to be resolved before consumers begin using 3D media with any degree of frequency. The key areas are:

· Viewer Penetration;
· Widely recognized availability of platforms/appliances;
· Continual technological change.

The Company's services are designed to enhance the 3D media experience and partially resolve these problems and to make 3D media more commercially viable.

Services

The Company is developing proprietary new services to complement its ancillary products. The Company is in development for its Electronic Preview Guide (EPG) for North America “3DPG” under the JMGTSSTV brand name for use in the 3D media space. The Company intends to offer its products ala-cart via its satellite network partner, and selected third party providers. The EPG’s are designed to be highly customizable (a personal 3D experience) for businesses and consumers. The Company believes that its proprietary services will enable it to enhance customer retention and build solid advertising revenues.

Proprietary Services. The Company’s services will allows any registered user able to legally enter a binding contract to subscribe for its services through its website, online platform, or third party provider. Registration is free.

Add-On purchases. Registered users can purchase direct benefits in the 3D media space regardless of participating organizations. The Company will charge additional fees up to 15% to the purchaser upon successfully completing a transaction.

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Proprietary Service Leasing. Registered users can purchase a lease in 3D media regardless of participating organizations. Leases terms are 12 months. The Company will charge up to a 15% standard fee to the purchaser upon successfully completing a transaction.

Proprietary Service Leasing Pools. The company plans to develop proprietary leasing pools and may be subject to
Securities and Exchange regulation. See “Government Regulation”.

Other services include Management fees, licensing fees, subscription fees and credit account management fees.

Marketing

In marketing its services, the Company believes it has several advantages over any potential competitors.  First, the Company intends to allow users to register for its services free of charge.  The Company believes that 3D media, companies, distributors, advertisers and merchants will want to utilize its services when shown the low costs and practicalities of enhancing their bottom line with the Company’s services.  Second, the Company plans to aggressively market its service via high profile third-party websites, and cable television spots.  The Company currently enjoys a growing recognizable brand name domestically.  Additionally, the Company anticipates training a small highly skilled marketing staff to manage requests from companies and additionally plans to offer the services through digital magazines and Internet web pages (affiliate programs).  The Company believes that the effectiveness of its services and its low cost of services will enable it to maintain a significant share of the market, for its proprietary services and make the Company profitable.

Patents and Proprietary Technology

The Company may seek to protect its service by means of patents and trade secrets.  The Company may apply for United States and foreign patents but has not yet done so.  If the Company elects to apply for United States or foreign patents, no assurance can be given that the Company’s patent applications will issue or that any issued patents will provide the Company with adequate protection for the covered products or technology Development and refinement of the Company’s services is dependent upon the skills, knowledge, and experience of its scientific and technical personnel.  Such skills, knowledge, and experience are not patentable.  To help protect its rights, the Company will assert Intellectual property rights and require all employees, collaborators, and significant consultants and advisors to enter into confidentiality agreements with the Company.  There can be no assurance, however, that these agreements will provide adequate protection for the Company’s trade secrets, knowledge or proprietary information in the event of any unauthorized use or disclosure.  Further, in the absence of patent protection, the Company may be exposed to competitors who independently develop substantially equivalent technology or gain access to the Company’s trade secrets, knowledge or other proprietary information.  There can be no assurance that the Company will be able to obtain a license to any technology it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost.  The cost of obtaining and enforcing patent protection and of protecting proprietary technology may involve a substantial commitment of the Company’s resources.  Any such commitment may divert resources from other areas of the Company.

Government Regulation

The Company may be subject to future regulation by numerous governmental authorities in the United States and other countries.   The Company anticipates that it may be required to comply with data, record keeping, processing, and other requirements as a result of Federal legislation or otherwise, and the Company may be subject to additional regulation as the market for its business continues to evolve.  Delays in obtaining any regulatory approvals by the Company, its collaborators or licensees would adversely affect the marketing of products developed by the Company, and the Company's ability to generate fees.

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Further, there can be no assurance that the Company, its collaborators or licensees will be able to obtain necessary regulatory approvals if applicable.  Although the Company does not anticipate problems satisfying any regulations involved, the Company cannot foresee the possibility that new regulations might be enacted which would adversely affect the business of the Company.  In addition to any regulatory framework, the Company is and may be subject to regulation under local, state, federal, and foreign law, including requirements regarding occupational safety, environmental protection, waste and water disposal, and hazardous substance control.  There can be no assurance that the Company will not be required to incur significant costs to comply with such regulations as production is increased to commercial volumes, or that the operations, business, or assets of the Company will not be materially and adversely affected by current or future laws, rules, regulations and policies.

Due to future acquisitions by the Company and a shift into other industries the nature of the Company’s services may become increasingly regulated by governmental authorities.

Technology Change and Competition

The Internet in general and the 3D media space in particular are subject to rapid technology change. In addition, potential competitors of the Company in the United States and abroad are numerous, and include, among others, Sony, 3D Eye Solutions, and 3D Icon, Paramount, and IWerks, NBC, and ABC. There can be no assurance that these potential competitors will not succeed in developing more effective services than any which have been developed or are being developed by the Company or which would render the Company’s service obsolete and non-competitive. Many of the Company’s potential competitors have substantially greater financial and technical resources, greater production and marketing capabilities, and more experience in the industry than the Company. In addition, many of the Company’s potential competitors have significantly greater experience than the Company in the development of online music services and in obtaining regulatory approvals. Accordingly, some of the Company’s potential competitors may succeed in developing widely used services or in obtaining any future regulatory approval for services more rapidly than the Company. Since the Company will be commencing commercial sales, it will also be competing with respect to sales and marketing capabilities, areas in which it has little experience. Moreover, there can be no assurance that the Company would have sufficient resources to undertake the continuing research and development necessary to remain competitive in this rapidly evolving industry.

Alliance Strategies
The Company continues to seek alliances with 3D media organizations, with access to large subscriber bases to increase the volume of its proprietary services.  The Company’s criteria for an alliance candidate includes: (1) 1000 to 1 million subscribers; (2) strong 3D media capabilities; and (3) growing sales.

Employees

As of the date of this memorandum, the Company employed 1 person(s).  The Company's current employee(s) may become subject to a collective bargaining agreement. The Company anticipates hiring new employees for 2012-2013.

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Facilities

The Company's business is operated exclusively on the internet.  The Company’s commercial use mailing address is 7485 SVL Box. Victorville, CA 92395.  The company’s new principal executive office is tentatively scheduled to be located at the 100 Wilshire Blvd. Suite 950, Santa Monica, CA 90401.

The Company’s is currently negotiating the acquisition of commercial office property with several commercial real estate companies to relocate to facilities to accommodate it next stage of operations upon receipt of sufficient capital from this offering.

Legal Proceedings

The Company is not presently involved in any legal proceedings.

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MANAGEMENT
Directors, Executive Officers, and Advisors

Name                                  Age                                             Position
JayCee James                      42                                               CEO, General Manager

JayCee James

As a previous Investment Advisor, holding a Series 7 and 63 securities license, MR. James started at his career at Lehman Brothers in the retail stock business in 1990 as a Stockbrokers assistant.  During this time MR. James spent considerable time devoted to learning the inter-workings of the securities business under the direction of Top producing members of the firm.  From 1994-1996, Mr. James worked Shearson Lehman Brothers and subsequently Smith Barney Shearson.  During that time, MR. James built on his knowledge of Venture Capital, corporate operation and profitability. Mr. James continued working in this field with Hanmi Securities acquiring a knowledge base in Reg S transactions, until he formed NetCash, Inc. (Technologies) in August 1996.  From 1996 to 1997 Mr. James structured and placed Reg D capital to finance ongoing operations.  In 1997 Mr. James sold his interest in NetCash, Inc.  From 1998-2003, Mr. James has served his country as a member of the armed forces in the U.S. Navy. From 2003-2006 Mr. James worked in the hospitality industry as a hotelier and General Manager with Hilton Hotels and a private hotel company. Mr. James is currently working to build an international management team to work hand in hand with each other to determine and achieve company goals. This close knit team will be compiled of individuals with investment banking, securities, corporate and technological expertise and experience.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information regarding the beneficial ownership of the Company’s Class B Units as of August 31, 2011 and as adjusted to reflect the Offering of Class B Units made hereby of (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Class B Units of Class B Units, (ii) each director and executive officer of the Company beneficially owning Class B Units, and (iii) all directors and executive officers as a group.

Name	Number of Class B Units	Percent Before Offering	Percent After Offering (1)

JayCee James	500,000,000	100.0%	0.0%

All Officers &
Directors as a Group	500,000,000	100.0%	0.0%

(1)  Assumes the sale of all 40,000 Class B Units of Class B Units.
(2) Executive Compensation is anticipated that the CEO of the Company will receive an annual salary of 4% and $134,000.00. The Company does not currently have any other directors or executive officers who receive an annual salary or bonus compensation exceeding $60,000.00. It is not anticipated that executive compensation may significantly increase within the next two years.
(3)Corporate Governance. The company has implementing its initial corporate governance policy as a controlled company for the purposes of Section 303A and will comply with all other provisions.
(4)Exchange SYM: JMGT Exchange: NASD

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DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 1,000,000,000 Class B Units $5.00 par value per share and 0 Class B Units warrants  $ par value per warrant with a callable option, and no Preferred Units are authorized.  As of the date of this Memorandum, there are 388,000,000 Class B Units and 0 Warrants to purchase Class B Units outstanding and no preferred Class B Units outstanding.

CUSIP NUMBER:	46621V202
ISIN NUMBER:
ISSUE DESCRIPTION:	MEMBERSHIP INT CL B
RATE:
MATURITY:

Class B Units

Subject to the rights of holders of any Preferred Stock that may be outstanding, the holders of outstanding Class B Units of Class B Units are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may determine in its sole and absolute discretion.  Each stockholder is entitled to one vote for each share of Class B Units held.  The Class B Units is not entitled to preemptive rights and is not subject to redemption.  In the event of liquidations, dissolution or winding-up of the Company, subject to the right of holders of any Preferred Stock that may be outstanding, the holders of the Class B Units shall be entitled to receive pro rata all of the remaining assets of the Company available for distribution to its stockholders.  All outstanding Class B Units of Class B Units, and the Class B Units of Class B Units to be issued pursuant to this Offering will be, fully paid and non-assessable.

Shares Eligible for Resell

The company may offer Class B Units to other investors. Any offering will be afforded registration rights and may have a dilutive effect on the Units of the company.

Ordinary Shares Program

The Company does not currently have an Ordinary Shares (Depository Receipts) program for International investors. The Company hopes to provide a Ordinary Shares (Depository Receipts) program in the future to diversify the company's shareholder base.

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DTC and Book-Entry-Only Issuance

1. The Depository Trust Company (“DTC”), New York, NY, may act as securities depository for the securities (the “Securities”) if  the company qualifies. The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (D TC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

2. DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC’s records. The ownership interest -i- SOL -ii- SOL of each actual purchaser of each Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates rep resenting their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued. 4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. 5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the Security documents. For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities f or their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.] 6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

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7. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and -iii- SOL corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants. 9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant’s interest in the Securities, on DTC’s records, to [Tender/Re marketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent’s DTC account. 10. DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered. 11. Issuer may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC. 12. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

Preferred Interest

The Board of Directors is authorized, subject to any limitations prescribed by California law, to provide for the issuance of the undesignated Preferred Stock in one or more series, to establish from time to time the number of Class B Units to be included in each such series, to fix or alter the rights, preferences, privileges and restrictions, including voting, conversion, liquidation, dividend and redemption, of the Class B Units of each wholly unissued series and any restrictions thereon, and to increase or decrease the number of Class B Units of any such series (but not below the number of Class B Units of such series then outstanding) without any further vote or action by the stockholders.  All Class B Units of authorized Preferred Stock presently are undesignated.  Although it has no intention to do so at this time, the Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Class B Units.  In addition, the issuance of Preferred Stock may have the effect of deferring or preventing a change in control of the Company.

Registration Rights

In the event of underwriter cutbacks or other matters affecting the registration of Class B Units of the Company’s Class B Units, holders of Class B Units will be subordinate to the rights of other Units of the company if an additional preferred offering of Class B Units is undertaken.

Options

The Company currently has options to acquire capital and or profits membership interest outstanding under the company’s 2012 equity Incentive plan.

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Warrants

The Company has authorized 200,000,000 warrants at $13.65. Presently there are 0 warrants outstanding issued to the current management.

PLAN OF DISTRIBUTION

Terms of Purchase

The Class B Units will be offered and sold on a best efforts basis by the Company.  The minimum purchase for the Class B Units in this offering is 200 Class B Units although the Company may accept, in its sole discretion, a subscription for fewer than 200 Class B Units.  A maximum of 40,000 Class B Units are being offered.  The purchase price for the Class B Units is payable in cash upon subscription.

Subscription Documents

Each person/entity desiring to purchase Class B Units must complete, execute, acknowledge, and deliver to the Company a Purchaser Questionnaire, Subscription Agreement, and other documents in the forms contained in the Subscription Booklet included as Exhibit C to this Memorandum.  By executing the Subscription Agreement, each subscriber is agreeing that, if the Subscription Agreement is accepted by the Company, she/he will become a unitholder of the Company.  The Company, in its sole discretion, may reject a prospective purchaser’s Subscription Agreement.  If the Offering is oversubscribed, the Company may either reject the subscriptions of prospective purchasers of its choosing, reduce each prospective purchaser’s subscription pro rata, or some combination of the foregoing.

Offering Termination Date and Corporate Account

This Offering will terminate on December 31, 2012 subject to the option of the Company to extend the Offering period to a date no later than March 28, 2013.  All proceeds from the sale of Class B Units will be escrowed immediately and made available to the Company as scheduled. The offer and sale of Class B Units are exempt from registration under the 1933 Act and qualification under state securities laws pursuant to exemptions therein.  The Company is relying on Regulation D, and may offer a substantially different class to Qualified Institutional Buyers (QIBs) in this or another offering.

Selling Commissions and Financial Consulting Fees

The Company may pay % of the proceeds from this offering in commission. Alternatively, the Company may pay finders' fees of % of the proceeds of this from offering.

Certain Transactions
The Company was founded, and originally owned, by a small group of shareholders who either worked for the Company or had a small equity interest in the Company.  Many of these persons will continue to maintain a relationship with the Company in a capacity other than a unitholder, which services are intended to be separately compensated by the Company.  The Company and some of these founding shareholders are subject to potential conflicts of interest arising out of their relationships with one another.  These conflicts include but are not limited to, the following:

1.  Certain of the founding shareholders or their families have purchased and may continue to purchase additional Class B Units of the Company, in some cases prior to the offering at a price per share which was significantly less than the price per share to be paid by investors in this offering.  In some cases, these persons do or may in the future serve as officers and/or directors of the Company.

SALES LITERATURE

The Company has not authorized any sales material to be used in connection with this Offering except for this Memorandum.

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LITIGATION

The Company is not a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding.

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EXHIBIT A
UNAUDITED BALANCE SHEET

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BALANCE SHEET
 ASSETS
Current Assets

Cash	$0.00

Total Currents Assets	$0.00

Other Assets

Software/Service Development	$0.00

Prepaid Expenses	$0.00

Equipment	$0.00

Inventory	$0.00

Total Other Assets	$0.00

Total Assets	$0.00

BALANCE SHEET
LIABILITIES

Current Liabilities	$0.00

Total Current Liabilities	$0.00

Long-term Liabilities	$0.00

Total Long-term Liabilities	$0.00

Total Liabilities	$0.00

Stockholders' Equity
Preferred Stock at 0 par value
Authorized 0 Preferred Class B Units
Issued and Outstanding - 0 Class B Units
Class B Units at 4.00 par value
Authorized 1,000,000,000 Class B Units
Issued and Outstanding – 3880,000,000	$0.00
Class B Units Warrants $ par value	$0.00

TOTAL SHAREHOLDERS' EQUITY	$0.00

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$0.00

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EXHIBIT B

FINANCIAL PROJECTIONS

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THREE YEAR FORECAST
THREE YEAR CASH PROFORMA SUMMARY

YEAR 1 2010-2011	YEAR 2 2011-2012	YEAR 3 2012-2013

Sale of Class B Units Warrants
Sale of Class B Units
Net Proceeds to Company:
REG “D”  Beginning Cash

$ 0.00	$ 0.00	$ 0.00

Follow on Public Offering	$ 0.00	$ 0.00	$ 0.00

Service Fees (Income)
Domestic Subscription Fees	$	$	$
Int’l Subscription Fees	$	$	$
Ancillary products
	_____________________	_____________________	_____________________
Total

Expenses
Sales & Marketing
Corporate Advertising Budget
Direct Response Television Program
Business Travel
Contingency
_____________________	_____________________	_____________________

Total

Development of Website
_____________________	_____________________	_____________________

Total

Administration
Salaries
President
Officers
Administrative
Assistants

	_____________________	_____________________	_____________________
SubTotal

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Employee Taxes
Consultants/Investment Bankers
Off. Rent (5,000SF@ $1.45)
Ins, Business
Ins, Health & Life, Employees
Telephone
Utilities & Maintenance
Accounting
Legal
Supplies
Postage, Fedex
Stationary & Collateral Material
Automobile
Director Fees
Public Offering
Furniture
Contingency
_____________________	_____________________	_____________________

Total

Equipment
Computers & Equipment
_____________________	_____________________	_____________________

Total

Total	$

End Cash

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EXHIBIT C

INVESTOR REPRESENTATION QUESTIONAIRE

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INVESTOR REPRESENTATION STATEMENT

JMGT Studios Satellite Television Network, LLC.

Dear:
This Subscription and Investment Representation Agreement (this agreement is entered into as of the date set forth on the signature page hereof by and between JMGT Studios Satellite Television Network, LLC., a California limited liability corporation (together with its successors and permitted assigns, the company, and the undersigned accredited investor (together with its successors and permitted assigns, the investor.

The Investor desires to purchase from the Company and the Company desires to sell to the Investor, on the terms and conditions set forth in this Agreement, _________________ Class B unit in the company. On the terms and conditions of this Subscription and Investment Representation Agreement (the agreement, the Investor proposes to make an investment in the Company as follows:

On the terms and conditions of this Subscription and Investment Representation Agreement (the agreement, the Investor proposes to make an investment in the Company as follows:

1. Subscription. Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes to purchase up to 1% interest (percent) Units (the Class B Units of Class B Units of the Company at a price of U.S. $5.00 per unit. In so doing, Investor is hereby delivering to the Company, for the Company’s benefit, a check, draft, money order, wire transfer, or agreement for services rendered or payable to the order of JMGT Studios Satellite Television Network, LLC., in the amount of U.S.$___________, the aggregate purchase price payable in respect of the purchase of the unit. The Company will deliver a unit certificate representing the Class B unit purchased by the Investor within ten business days after receipt of the purchase price.

2. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

(a) The Company is a corporation duly organized and validly existing under the laws of the State of California.

(b) As of the date hereof, the entire authorized Class B membership interest of the Company consists of One Billon (1,000,000,000) interests of Class B Units, of which Three Hundred Eighty Eight Million (388,000,000) units are issued and outstanding on the date hereof prior to the offering made hereby. All of the issued and outstanding units are duly authorized, validly issued, fully paid, and assessable. The unit to be issued to the Investor in the offering will be, when issued and paid for in accordance with the terms of this Agreement, validly issued, fully paid and assessable.

(c) The Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

(a) The offer and sale of the unit to Investor is made in reliance upon Investor representation to the Company, which, by Investors execution of this Agreement, Investor hereby confirms, that the Interest are being acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation rights to such person or to any third person, with respect to any of the Interest and has no present intention to enter into any such contract, undertaking, agreement or arrangement.

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(b) Investor understands and acknowledges that the Offering of the Unit has not been registered under the Securities Act of 1933, as amended (the Securities Act, on the grounds that the offering and sale of the Unit(s) are exempt from registration pursuant to the provisions of Section 4(2) and/or Rule 506 of Regulation D of the Securities Act / Qualified Institutional Buyers, and that the Company’s reliance upon such exemption is, in part, predicated upon Investor’s representations set forth in this Agreement.

(c) Investor covenants that in no event will Investor dispose of any of the Unit, or any part thereof, unless and until (i) there is an effective Registration Statement under the Securities Act covering the proposed disposition and such disposition is made in accordance with such Registration Statement, and (ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (A) such disposition will not require registration under the Securities Act and (B) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. In addition, the Investor agrees that the Investor will comply with any contractual lock-up period imposed upon Investor under this Agreement.

(d) Investor represents that Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Investor’s prospective investment in the Unit; (ii) has received from the Company all the information he has requested and considers necessary or appropriate for deciding whether to purchase the Unit;(iii) has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, operations, market potential, capitalization, financial condition and prospects, and the terms and conditions of the offering of the Unit; (iv) has the ability to bear the economic risks of Investor’s prospective investment; and (v) is able, without materially impairing his financial condition, to hold the Interest for an indefinite period of time and to suffer complete loss on his investment.

(e) Investor represents that he is a bona fide resident of the state or country indicated herein, and if Investor is an individual, Investor is at least 21 years of age. Investor further represents that he has no present intention of becoming a resident of any other state or jurisdiction.

(f) If Investor’s purchase of the Unit is subject to regulation by the government of a sovereign jurisdiction other than the United States, Investor has complied with all laws and regulations governing the purchase and sale of the Interest imposed by such sovereign jurisdiction.

(g) Investor has received and read or reviewed, and is thoroughly familiar with, the Company’s filings with the Securities and Exchange Commission (the SEC Filings, particularly the information set forth under the captions business Risk Factors and Cautionary Statement Regarding Forward-Looking Statements found in the Company’s Annual Report on Form 10-KSB (as applicable) if any and Investor is aware of the high degree of risk involved in making an investment in the Company; it being understood, however, that this representation does not constitute a waiver of any rights that Investor has under the Securities Act, any applicable state securities act or the rules and regulations promulgated thereunder.

(h) Investor has had the opportunity to review, at the Company‘s offices or otherwise, any materials available to the Company relating to the Company or any other matters or items discussed in or accompanying the SEC Filings. The Company has answered all inquiries from Investor, and given Investor the opportunity to obtain any additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) requested by the Investor necessary to verify the accuracy of any information set forth in this Agreement, the SEC Filings, or otherwise.

(i) Investor understands that he is purchasing the Interest only in reliance upon the information set forth in this Agreement. Investor acknowledges that, except as set forth in this Agreement, no representations or warranties have been made to Investor or the Investor advisors by the Company or by any persons acting on their behalf with respect to the business of the Company, the financial condition of the Company or any other aspect of or related to a purchase of the Unit, and that Investor has not relied upon any information concerning this transaction, written or oral.

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(j) Investor acknowledges and is aware of the following:
(i) The Interest are a highly speculative investment that involves a substantial risk of loss by
Investor of his entire investment in the Company.
(ii) There are substantial restrictions on the transferability of the Interest. The Interest will only be registered under the Securities Act only pursuant to the terms and conditions of Section 8 of this Agreement; accordingly, there may be no public market for the Interest; Investor may not be able to avail himself of the provisions of Rule 144 under the Securities Act with respect to the resale of the Interest; and the Investor may have to hold the Unit indefinitely and may not be able to liquidate his investment in the Company.
(iii) No federal or state agency has made any finding or determination as to the fairness of the offering of the Unit for investment or any recommendation or endorsement of the Unit.
(iv) The Company, its officers, directors, agents or employees or any other person, have not represented, guaranteed or warranted to Investor, expressly or by implication, any of the following: the approximate or exact length of time that Investor will be required to remain an owner of the Interest; the amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in the Company; or the likelihood that the Company’s plan will succeed.

(k) Investor has neither distributed nor disclosed, directly or indirectly, any of the Company’s confidential information, including, without limitation, the information contained in any contract or agreement to which the Company is a party, to anyone other than his legal, tax, accounting or other advisors for their use solely in that capacity for Investor, and no one other than the undersigned and his legal, tax, accounting or other advisors, if any, has used the confidential information.

(l) Investor represents and warrants to the Company that he is an Qualified Institutional Buyer or accredited investor within the meaning of SEC Rule 501(a) of Regulation D, as presently in effect, under the definition set forth in the box initialed below by the Investor.

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)22 of the Investment Advisers Act of 1940;

3. Any organization described in section 501(c)3 of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two

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most recent years or joint income with that person spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8. Any entity in which all of the equity owners are accredited investors. The foregoing statements are true and accurate to the best of my information and belief, and I will promptly notify the Company of any changes.

(m) At no time was Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Interest.
(n) In addition, Investor has been advised that Rule 144 promulgated by the SEC under the Securities Act, which permits certain limited sales of unregistered securities, may not be presently available with respect to the Interest and, in any event, requires that the Interest be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of SEC Rule 144), before they may be resold under SEC Rule 144.
(o) Investor agrees that the Company may rely on the representations found in this Section 3. Investor further agrees that he will furnish to the Company such further information as the Company may deem relevant in determining whether the undersigned is an accredited investor within the meaning of Rule 501(a) and whether the undersigned’s proposed investment may have any adverse legal effects, and the undersigned authorizes the Company and its agents
To confirm, as necessary, with the undersigned tax adviser, investment counselor, lawyer, accountant, banker or other financial representative named below, such information as the Company may deem relevant in making such determination.
(p) The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the Closing of the purchase of the Interest. If in any respect such representations and warranties shall not be true and accurate prior to the Closing Date, Investor shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

4. Indemnification. Investor recognizes that the sale of the Interest to Investor will be based upon his representations and warranties set forth in Paragraph 3 hereof, and Investor agrees to indemnify and to hold harmless the Company, each of its officers and directors, and each person who controls the Company, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys fees, to which they may be subject or which they may incur by reason of, or in connection with, any misrepresentation made by Investor in this Agreement, any breach by Investor of his warranties or failure by Investor to fulfill any covenants or agreements set forth herein or arising out of the sale or distribution of any such Interest by Investor in violation of the Securities Act or other applicable securities laws. All representations, warranties, and covenants and the indemnification contained in this Agreement shall survive the acceptance of this subscription and the issuance to Investor of the Interest.

5. Confidentiality. Investor hereby covenants and agrees to maintain the confidential status of all Confidential Information (as defined below), and not to use, directly or indirectly, any such Confidential Information for any purpose other than to evaluate an investment in the Company, and not to disclose, directly or indirectly, any such Confidential Information to any third party. For the purposes of this Agreement, confidential Information means all business, financial, technical and other information about the Company, designated as confidential or proprietary, or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential, including, without limitation, the confidential information provided to the Investor.

6. Acknowledgment. Investor acknowledges and understands that he may receive or may be provided confidential or otherwise non-public information about the Company that may constitute material, non-public information concerning the Company, and that he is obligated to refrain from (a) selling any Interest of common stock beneficially owned or held by him and (b) otherwise trading in the Company’s securities, at any time during which Investor is in possession of nonpublic, material information concerning the Company.

7. Restrictive Legends. Investor understands and agrees that the following restrictions and limitations are applicable to his purchase and any resale or other transfer he may make of the Interest:

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(a) The Interest shall not be sold or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom.
(b) Legends in substantially the following form will be placed on each certificate evidencing the
Interest:

THE INTEREST REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, BUT HAS BEEN AFFORDED REGISTRATION RIGHTS. THE INTEREST HAVE BEEN ACQUIRED FOR PRIVATE INVESTMENT AND MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR THE INTEREST UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE INTEREST REPRESENTED HEREBY ARE SUBJECT TO A SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT AND MAY NOT BE SOLD, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED UPON REQUEST TO THE COMPANY.

8. (a) Registration Rights. As soon as practicable, but in no event later than the forty-fifth day following the Closing Date, as such term is defined in Section 13 of this Agreement (the filing Deadline, the Company shall prepare and file with the Securities and Exchange Commission (the Commission) a Registration Statement on Form S-1 as a the registration statement under Rule 415 under the Securities Act (Rule 415) covering the resale of the Unit.

(b) Effectiveness. The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable following the filing thereof. The Company shall respond promptly to any and all comments made by the staff of the Commission on the Registration Statement, and shall promptly submit to the Commission, within two (2) business days after the Company learns that no review of the Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of the Registration Statement to a time and date not later than three (3) Business Days after the submission of such request; provided that at any time prior to the end of the Registration Deadline, the Company may delay its request for effectiveness for a period of up to ten days if the Company is required to file an Exchange Act report within such ten (10) day period that would require an amendment to the Registration Statement or a supplement to the Prospectus to be used in connection with the Registration Statement. The Company will maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the Registerable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144 and (ii) the date on which all of the Registerable Securities remaining to be sold under the Registration Statement (in the reasonable opinion of counsel to the Holder) may be immediately sold to the public under Rule 144 or 144(k) or any successor provision within a three month period (the period beginning on the Closing Date and ending on the earlier to occur of (i) or (ii) above being referred to herein as the Registration Period .
(c) Allowed Delay. The Company may delay the disclosure of material non-public information, and suspend the availability of the Registration Statement, for no more than (i) five (5) consecutive Business Days or (ii) twenty (20) calendar days in any twelve (12) month period, in the event of a proposed merger, reorganization or similar transaction involving the Company, as long as its board of directors (A) has determined, upon the advice of counsel, that such information would be required to be disclosed in an offering registered under the Securities Act and (B) reasonably deems it in the Company’s best interests not to disclose such information publicly (an Allowed Delay . The Company shall promptly (i) notify each Holder in writing of the existence of material non-public information giving rise to an Allowed Delay (but in no event, without the prior written consent of such Holder, shall the Company disclose to such Holder any of the facts or circumstances regarding any material non-public information), (ii) advise each Holder in writing to ease all sales under the Registration Statement until the termination of the Allowed Delay and
(iii) notify each Holder in writing immediately upon the termination or expiration of an Allowed Delay.

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9. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by Investor, Investor does not thereby or in any other manner waive any rights granted to Investor under federal or state securities laws.

10. Assignment. Investor agrees not to transfer or assign this Agreement, or any of his unit therein.

11. No Revocation. Investor acknowledges and agrees that his subscription for Interest, made by the execution and delivery of this Agreement by Investor, is irrevocable and shall survive the death or incapacity of Investor.

12. Closing. The closing of the purchase and sale of the Interest (the closing shall take place contemporaneously with the parties execution of this Agreement (the closing Date. Execution by the Company hereunder shall constitute its written acknowledgment of the receipt of and payment for the full purchase price for the Interest.

13. Miscellaneous.

(a) All notices or other communications to the Company given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Manager, JMGT Studios Satellite Television Network, LLC., 7485 SVL Box, Victorville, CA 92395 or such other principal executive offices of the Company as shall then be in existence. All notices or other communications to the Investor given or made hereunder shall be in writing and shall be delivered to Investor by registered or certified mail, return receipt requested, postage prepaid, to the Investor’s address as set forth on the signature page to this Agreement.
(b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be wholly performed therein.
(c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.
(d) This Agreement shall be binding upon the heirs, estates, legal representatives, successors and assigns of the parties hereto.
(e) All terms used herein shall be deemed to include the masculine, feminine and neuter, and the singular and plural as the context requires. Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.
(f) Each of the parties hereto agree to execute such other documents, instruments or agreements as shall be reasonably necessary, appropriate or required to evidence the intent of the parties hereto.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Subscription and Investment Representation Agreement this ____ day of ____________, 2013.

INVESTOR
By:

Name:
Title:

#

Address:

Agreed and Accepted:

JMGT Studios Satellite Television Network, LLC.
By: JayCee James, CEO, General Manager

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Forward-Looking Statements

The company may issue press release that contains certain “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied. Factors that could cause or contribute to such differences include, among other things: changes in general business conditions; the impact of competition in our industry. The fact that we are an early stage company with an unproven business model; our need for additional working capital, particularly to the extent that we are able to locate a suitable business opportunity; the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; Internet laws and regulations that are unclear and will likely change in the near future. JMGT Studios Satellite Television Network, LLC. Contact: Investor Relations Department, contact@jmgtventures.com, for further information. Internet: www.jmgtventures.com.

Name of Investor____________________________
Signature of Authorized Signatory__________________________________